Exhibit 99.1
Chart Acquires Flow Instruments & Engineering in Germany
Cleveland, OH — April 1, 2008 — Chart Industries, Inc. (NASDAQ: GTLS), a leading independent global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases, announced today that Chart Ferox, a.s. (“Chart Ferox”), its wholly owned subsidiary in the Czech Republic, has acquired Flow Instruments & Engineering GmbH (“Flow”) in an all-cash transaction. Details were not disclosed.
Flow, a closely held company based in Solingen, Germany, manufactures cryogenic flow meter systems for industrial gases and liquefied petroleum gas, distribution equipment for transport of CO2 and other gases, and provides calibration services. Flow had 2007 sales of approximately $9 million.
“We are very enthusiastic about the acquisition of Flow, which allows us to expand our product offering to customers through our global sales network,” stated Hans Lonsain, Chairman and Managing Director of Chart Ferox. “Flow is located next to our existing operation in Solingen, which should make it convenient for our management teams to work closely together.”
The Company will include Flow in its 2008 updated earnings outlook when first quarter earnings are released. Flow will be reported in the Company’s Distribution and Storage segment.
“The Flow acquisition fits nicely into our overall growth strategy as a niche engineered equipment and aftermarket business that is expected to be immediately accretive to earnings,” stated Sam Thomas, Chart’s Chairman, President and Chief Executive Officer. “It is also beneficial that we were able to use our available Euro holdings to fund this strategic investment.”
Certain statements made in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Chart’s plans, objectives, future revenue, earnings or performance, capital expenditures, business trends, and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “continue,” or the negative of such terms or comparable terminology. Forward-looking statements contained in this news release or in other statements made by Chart are made based on management’s expectations and beliefs concerning future events impacting Chart and are subject to uncertainties and factors relating to Chart’s operations and business environment, all of which are difficult to predict and many of which are beyond Chart’s control, that could cause Chart’s actual results to differ materially from those matters expressed or implied by forward-looking statements. These factors and uncertainties include, among others, the following: the cyclicality of the markets which Chart serves; a delay, significant reduction in and/or loss of purchases by large customers; competition; general economic, political, business and market risks associated with Chart’s international operations; regulations governing the export of Chart’s products; Chart’s ability to successfully manage its growth, including its ability to successfully acquire and integrate new product lines or businesses; the pricing and availability of raw materials; Chart’s ability to manage its fixed-price contract exposure; additional liabilities related to taxes; and litigation and disputes involving Chart, including product liability and warranty claims. For a discussion of these and additional factors that could cause actual results to differ from those described in the forward-looking statements, see Chart’s filings with the Securities and Exchange Commission. Chart undertakes no obligation to update publicly or revise any forward-looking statement.
Chart is a leading global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases. The majority of Chart’s products are used throughout the liquid gas supply chain for purification, liquefaction, distribution, storage and end-use applications, the largest portion of which are energy-related. Chart has domestic operations located in eight states and an international presence in Australia, China, the Czech Republic, Germany and the United Kingdom. For more information, visit: http://www.chart-ind.com.
Established in 1981, Flow Instruments & Engineering is engaged in the development, production and distribution of flow measurement systems for the gas industry. The company is based in Solingen, Germany. For more information, visit: http://www.flow-instruments.de/
For more information, click here:
http://www.chart-ind.com/investor_relations.cfm/?b=1444&l=1
Contact:
James H. Hoppel, Jr.
Vice President — Corporate Development
Chart Industries, Inc.
440-753-7514
james.hoppel@chart-ind.com